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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 3, 2000

                             The Enstar Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

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
                   GEORGIA                                  0-07477                          63-0590560
(State or other jurisdiction of incorporation)     (Commission File Number)     (IRS Employer Identification Number)
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                               401 MADISON AVENUE
                            MONTGOMERY, ALABAMA 36104
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (334) 834-5483

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets.

         On July 3, 2000, The Enstar Group, Inc. ("Enstar"), through B.H. Acquisition Limited ("B.H. Acquisition") a joint venture with two co-investors (the "Co-Investors"), acquired two reinsurance companies of Petrofina S.A., a subsidiary of TotalFina Elf S.A. The reinsurance companies, Brittany Insurance Company, Ltd., incorporated under the laws of Bermuda ("Brittany"), and Compagnie Europeenne d'Assurances Industrielles S.A., a Belgium corporation ("CEAI"), were purchased by B.H. Acquisition for $28.5 million. In exchange for a capital contribution of approximately $9.6 million, including approximately $200,000 for the paying of expenses and working capital, Enstar received 50% of the voting stock and a 33% economic interest in B.H. Acquisition. Enstar's capital contribution to B.H. Acquisition was derived from cash on hand. The total consideration paid to Petrofina S.A. and the amount of Enstar's capital contribution to B.H. Acquisition was determined through arm's length negotiations among representatives of the parties. Neither Enstar, nor any of its affiliates had, nor to the knowledge of Enstar did any director or officer or any associate have, any material relationship with Petrofina S.A., TotalFina Elf S.A., or the Co-Investors.

         On July 5, 2000, Enstar issued a press release (the "Press Release") announcing the completion of the acquisition of the two reinsurance companies. The Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) The financial statements required by this Item 7(a) are not currently available. Such financial statements will be filed as soon as practicable and in no event later than 60 days after the date of this Current Report.

         (b) The pro forma financial information required by this Item 7(b) is not currently available. Such information will be filed as soon as practicable and in no event later than 60 days after the date of this Current Report.

         (c)      Exhibits

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
                  2.1 Shareholders Agreement, dated as of July 3, 2000, among B.H. Acquisition, Enstar and Co-Investors. The Exhibits which are referenced in the Table of Contents of the Shareholders Agreement have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request.

                  2.2 Investment Agreement, dated as of July 3, 2000, among B.H. Acquisition, Enstar and Co-Investors.

                  2.3 Share Sale and Purchase Agreement, dated as of March 31, 2000, between PetroFina S.A. and B.H. Acquisition (the "CEAI Acquisition Agreement"). The Schedules and Annexes of the CEAI Acquisition Agreement have been omitted
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                           for purposes of this filing, but will be furnished
                           supplementally to the Commission upon request.

                   2.4 Share Sale and Purchase Agreement, dated as of March 31, 2000, between PetroFina S.A., Brittany Holdings Limited and B.H. Acquisition (the "Brittany Acquisition Agreement"). The Schedules and Annexes of the Brittany Acquisition Agreement have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request.

                  99.1     Text of Press Release of Enstar, dated July 5, 2000.
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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2000

                         THE ENSTAR GROUP, INC.


                         By:/s/ Cheryl D. Davis
                            ----------------------------------------------------
                            Cheryl D. Davis
                            Chief Financial Officer, Vice President of Corporate Taxes and Secretary


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                                  EXHIBIT INDEX

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
       Exhibit
       -------

          2.1 Shareholders Agreement, dated as of July 3, 2000, among B.H. Acquisition, Enstar and Co-Investors. The Exhibits which are referenced in the Table of Contents of the Shareholders Agreement have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request.

          2.2 Investment Agreement, dated as of July 3, 2000, among B.H. Acquisition, Enstar and Co-Investors.

          2.3 Share Sale and Purchase Agreement, dated as of March 31, 2000, between PetroFina S.A. and B.H. Acquisition (the "CEAI Acquisition Agreement"). The Schedules and Annexes of the CEAI Acquisition Agreement have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request.

          2.4 Share Sale and Purchase Agreement, dated as of March 31, 2000, between PetroFina S.A., Brittany Holdings Limited and B.H. Acquisition (the "Brittany Acquisition Agreement"). The Schedules and Annexes of the Brittany Acquisition Agreement have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request.

         99.1     Text of Press Release of Enstar, dated July 5, 2000.
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